Ex-99.906.CERT

Forum Real Estate Income Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Jay Miller, President of the Forum Real Estate Income Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	March 4, 2025

By:	/s/ Jay Miller
Title:	Jay Miller, President

I, Derek Mullins, Principal Financial Officer/Treasurer of the Forum Real Estate Income Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	March 4, 2025

By:	/s/ Derek Mullins
Title:	Derek Mullins, Principal Financial Officer/Treasurer

A signed original of this written statement required by Section 906 has been provided to the Forum Real Estate Income Fund, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.